Exhibit 10.7

                                OPTION AGREEMENT



         Option agreement dated as of March 5, 1999 between B. TWELVE, INC., a corporation existing under the laws of the State of Florida (the "Corporation") and DR. URI SAGMAN, an individual residing in the Province of Ontario (the "Optionee").

         WHEREAS the Optionee is an employee of the Corporation and plans to render faithful and efficient service to the Corporation in that capacity;

         AND WHEREAS the Corporation desires to continue to receive the benefit of the services of the Optionee and to more fully identify his interest with the Corporation's future and success;

         AND WHEREAS the Corporation desires to grant to the Optionee an option to purchase shares of common stock of the Corporation in the event the Optionee achieves certain anticipated corporate/scientific milestones upon and subject to the terms and conditions hereinafter provided;

         AND WHEREAS the corporate milestones for the Corporation are correlated with the anticipated progress in the scientific research and corporate development of the Corporation. Specifically, the scientific objectives of the Corporation are aligned with the planned research and development of the following three (3) scientific platforms (each a "Scientific Platform" and collectively, the "Scientific Platforms"):

1. VITAMIN B 12 ANALOGUES - these are chemically modified Vitamin B12 molecules that are targeted to the Vitamin B12 receptor with potential applications for the treatment of patients with either cancer or some forms of arthritis or potentially other diseases of the immune system.

2. ANTIBODIES TO TRANSCOBALAMIN II - TRANSCOBALAMIN II ("TC II") is a protein that is found in the blood stream. Vitamin B 12 combines with TC II in the blood stream and in turn the Vitamin B12 and TC II complex combines with the Vitamin B12 receptor on the cell surface. Monoclonal antibodies to TC II are aimed at inhibiting the binding of TC II alone or combined with Vitamin B 12 to bind to the Vitamin B12 receptor.

3. ANTIBODIES TO THE VITAMIN B,2 RECEPTOR - THE Vitamin B12 receptor is a cell surface protein that is the target for Vitamin B,, and TC II complex. Monoclonal antibodies to the Vitamin 13,2 receptor are aimed at inhibiting the binding of the Vitamin B1z and TC II complex to Vitamin B12 receptor.

The milestones outlined below (each a "Milestone" and collectively, the "Milestones") describe the anticipated achievements of the scientific and corporate effort of the Corporation with regard to the Scientific Platforms above described.

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         With respect to the "Vitamin B,1 analogue" Scientific Platform, there are two (2)Milestones described as follows:

FIRST MILESTONE

Demonstration that new Vitamin B,1 analogues are active in cell culture bioassays. New Vitamin B,2 analogues are to be developed based on the understanding and characterization of existing analogues already developed and available to the Corporation. Existing or new Vitamin B12 analogues are to be characterized by their ability to alter the biological activity (i.e. apoptosis) of either cancer cells, cells of the immune system or other appropriate cell culture bioassays.

SECOND MILESTONE

Demonstration that new Vitamin B11 analogues are active in animal models. Selected candidates (Vitamin B12 analogues) obtained in sufficient quantities (i.e. scale-up) are to be tested in animal models for biological activity against cancer, for modulation of the immune system or other appropriate standard systems.

         With respect to the "Antibodies to Transcobalamin II" Scientific Platform, there are three (3) Milestones described as follows:

Third Milestone

Alteration of selected murine monoclonal antibody candidate to the TC II protein or to the TCII - Vitamin Bl2 complex to a form suitable for human administration. Specific type(s) of monoclonal antibodies already developed are to be selected and characterized in preparation for altering the mouse antibodies to a form suitable for administration to humans. Selected murine monoclonal antibody(ies) are to be altered (chimerization or humanization) to form a product suitable for administration to humans.

Fourth Milestone

Determination of the biological activity of the new humanized monoclonal(s). Chimeric or humanized antibody(ies) specific to the TC II and/or to the TC II Vitamin B12 complex, obtained are to be assayed for its cell in vitro biological activity in cell culture bioassays.

Fifth Milestone

Demonstration that new monoclonal antibody(ies) to TCII is (are) active in animal models. Once developed and produced in sufficient amounts monoclonal antibody(ies) to TC II are to be tested in suitable (i.e. human graft-model) animal models for biological activity.

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         With respect to the "Antibodies to the Vitamin B12 Receptor" Scientific
Platform, there are three (3) Milestones described as follows:

  Sixth Milestone

Cloning and expression of the gene responsible for the Vitamin B12 receptor. In order to develop monoclonal antibodies to the Vitamin B12 receptor, a pure form of the receptor is required. Accordingly, the process of isolating the Vitamin B12 receptor is to be obtained by cloning and by sequencing the gene for the receptor.

SEVENTH MILESTONE

Obtaining the Vitamin B12 receptor in pure and sufficient quantity for characterization. The Vitamin B12 receptor is to be available in pure form and sufficient amount from either the expression of the Vitamin B12 gene product (i.e. gene product) or from isolation and purification of the receptor from cell membrane lysates.

EIGHTH MILESTONE

Obtaining monoclonal antibody production to the Vitamin B12 receptor. Purified form of the Vitamin B12 receptor is to be used to develop monoclonal antibodies to the Vitamin B12 receptor using standard hybridoma and/or appropriate cloning technology.

The above milestones are hereinafter referred to as the "First Milestone", "Second Milestone", Third Milestone", "Fourth Milestone", "Fifth Milestone", "Sixth Milestone", "Seventh Milestone" and "Eighth Milestone", respectively.

         NOW THEREFORE in consideration of the foregoing, the sum of $10.00 and the mutual agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. OPTION TO PURCHASE. The Corporation hereby grants to the Optionee, on and subject to the terms and conditions hereinafter set forth, the irrevocable right and option (the "Option") exercisable in accordance with the terms of this Agreement to purchase from the Corporation a maximum of 1,200,000 authorized and unissued common shares in the capital of the Corporation (the "Optioned Shares") at purchase price of $.0001 per Optioned Share (the "Option Price").

2.        VESTING OF THE OPTION.
          ---------------------

         (a) The Option shall vest with respect to 300,000 of the Optioned Shares (the "First Milestone Optioned Shares"), upon the achievement by the Optionee of all parts of the First Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

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

         (b) The Option shall vest with respect to 300,000 of the Optioned Shares (the "Second Milestone Optioned Shares"), upon the achievement by the Optionee of the Second Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (c) The Option shall vest with respect to 100,000 of the Optioned Shares (the "Third Milestone Optioned Shares"), upon the achievement by the Optionee of all parts of the Third Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (d) The Option shall vest with respect to 100,000 of the Optioned Shares (the "Fourth Milestone Optioned Shares"), upon the achievement by the Optionee of the Fourth Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (e) The Option shall vest with respect to 100,000 of the Optioned Shares (the "Fifth Milestone Optioned Shares"), upon the achievement by the Optionee of the Fifth Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (f) The Option shall vest with respect to 150,000 of the Optioned Shares (the "Sixth Milestone Optioned Shares"), upon the achievement by the Optionee of the Sixth Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (g) The Option shall vest with respect to 75,000 of the Optioned Shares (the "Seventh Milestone Optioned Shares"), upon the achievement by the Optionee of the Seventh Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (h) The Option shall vest with respect to 75,000 of the Optioned Shares (the "Eighth Milestone Optioned Shares"), upon the achievement by the Optionee of the Eighth Milestone, which the Optionee is to use his best efforts to achieve on or before May 31, 2001.

         (i) Notwithstanding the vesting requirements set out in subsections 2(a) through (h) above, all Optioned Shares not already vested shall vest immediately in the event of the following:

                  (i) the sale of all or substantially all of the Corporation's assets for net proceeds to the Corporation of $9,000,000;


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

                  (ii)     the sale of all the shares of the Corporation; and

                  (iii) the termination without Cause (as defined below) of Sagman as an employee of the Corporation.

                  In this agreement, "Cause" shall mean:

                  (i) fraud, embezzlement or gross insubordination on the part of the Optionee;

                  (ii) conviction or the entry of a plea of nolo contendere by the Optionee for any felony or indictable offence;

                  (iii) a material breach of, or the willful failure or refusal by the Optionee to perform and discharge, his duties, responsibilities or obligations under any agreement with the Corporation or any of its subsidiaries or affiliates that is related to the Optionee's employment with the Corporation (other than by reason of disability or death) that is not corrected within thirty (30) days immediately following written notice to the Optionee by the Corporation, such notice to state with specificity the nature of the breach, failure or refusal; provided that if such breach, failure or refusal cannot reasonably be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Optionee within such thirty (30) day period and completed within a reasonable period thereafter; or

                  (iv)     any act of willful misconduct by the Optionee which
                           (A) is intended to result in substantial personal enrichment of the Optionee at the expense of the Corporation or any of its subsidiaries or affiliates, or (B) has a material adverse impact on the business or reputation of the Corporation or any of its subsidiaries or affiliates (such determination to be made by the Board in its reasonable judgment).

         (j) Notwithstanding the dates prescribed for vesting set out in subsectiona 2(a) through (h) above, the Optionee shall still have the right to exercise the Optioned Shares pertaining to the achievement of a specific Milestone if such Milestone is achieved on or before December 31, 2001.

3. EXERCISE OF OPTION. The Option with respect to vested Optioned Shares shall be exercisable prior to the end of the Term.

4.       Term.
         ----

         (a) Subject to Subsection 4(b) below, the Option shall be exercisable until five (5) years from the date the Option is granted (the "Term"). At the end of the Term, all vested or unvested Options granted hereunder shall expire and shall no longer be exercisable.


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



         (b)

                  (i) If the Optionee ceases to be an employee of the Corporation by reason of his death or voluntary resignation:

                           (A) Any vested Options shall be exercisable by the Optionee or his estate, as the case may be, until the first (1St) anniversary of the date of the Optionee's death or voluntary resignation.

                           (B) The vesting of Options held by the Optionee automatically shall cease on the date of the Optionee's death or voluntary resignation.

                  (ii) If the Optionee is terminated for Cause, any vested Options held by the Optionee shall be exercisable by the Optionee for a period of three (3) months from termination; provided however, if the Optionee is dismissed for Cause and the Corporation achieves one or Milestones in the three (3) month period subsequent to his dismissal, the Optionee shall be entitled to exercise the Optioned Shares relating to such Milestone(s) for a further period of thirty (30) days from the date in which the Optionee is informed that such Milestone(s) was achieved.

                  (iii) If the Optionee is terminated otherwise than for Cause, any vested Options held by the Optionee shall be exercisable by the Optionee for a period of three
                           (3) months from termination.

5. MANNER OF EXERCISE OF OPTION. During the Term, the Optionee, subject to the provisions of this Agreement, may exercise the Option to purchase on a cumulative basis, to the extent hereinafter provided, all or any part of the number of Shares subject to the Option which have vested in accordance with Section 2 until the total number of Optioned Shares subject to the Option stated in Section 1 has been purchased; provided, however, that the Option may only be exercised (in each case to the nearest full Optioned Share) during the Term and in units of 25,000 Optioned Shares or such fewer number of Optioned Shares as may remain subject to this Option.

6. NOTICE OF EXERCISE OF OPTION. This Option shall be exercised upon providing notice in writing to the Corporation addressed to Corporation at such place as the Corporation's executive office may then be located (the "Notice"), which Notice shall indicate the number of Optioned Shares (which have vested) for which the Option is being exercised, and which Notice shall be accompanied by payment in full to the Corporation of the Option Price for such Optioned Shares in cash or by certified cheque.


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

7. RIGHT OF A SHAREHOLDER. After receipt of (i) a Notice, and (ii) payment in full of the Option Price for the Optioned Shares for which the Option is being exercised, the Corporation shall, within five (5) business days, take all actions necessary to issue such Optioned Shares to the Optionee and to prepare and deliver share certificates representing such Optioned Shares so issued and register such Optioned Shares in the name of the Optionee. The Optionee shall have no right as a shareholder with respect to such Optioned Shares until the issuance of such share certificates, and no adjustment shall be made for dividends or other rights for which the record date is prior to the time such share certificates are issued. The Corporation shall deliver share certificates in respect of such Optioned Shares within five (S) business days after receipt of items (i) and (ii) above. The issuance of the Optioned Shares is conditional upon the Optionee entering into an agreement with the other shareholders of the Corporation agreeing to be bound by the provisions of the unanimous shareholders agreement dated June 2, 1999 among the Corporation and its shareholders in respect of the Optioned Shares.

8. TRANSFER OF OPTION. The Option granted pursuant to this Agreement shall not be assignable or transferable by the Optionee, except to members of the Optionee's immediate family provided that the Optionee continues to be bound by the provisions of this Agreement.

9. ADJUSTMENT. In the event that prior to the exercise of the Option, there is any change in the number of outstanding common shares of the Corporation as a result of (i) the consolidation, merger or amalgamation of the Corporation with or into another body corporate;
         (ii) the conversion, exchange, redesignation, reclassification, consolidation or subdivision of the common shares; or (iii) any other capital reorganization of the Corporation whether by reorganization, arrangement, stock dividend, transfer, sale, continuance or otherwise,, then the number of the Optioned Shares subject to the Option and the Option Price thereof shall be adjusted appropriately.

10. NECESSARY APPROVALS. The obligation of the Corporation to sell and deliver the Optioned Shares on the exercise of the Option is subject to the approval of any governmental authority or stock exchanges on which the shares in the capital of the Corporation are listed for trading which may be required in connection with the authorization, issuance or sale of the Optioned Shares by the Corporation. If any of the Optioned Shares cannot be issued to any Optionee after the exercise of the Option therefor for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Optioned Shares shall terminate and any Option Price paid to the Corporation shall be returned to the Optionee.

11. CHANGES TO MILESTONES OR SCIENTIFIC PLATFORMS. The Milestones described in this Agreement have been defined for the Scientific Platforms described in this Agreement. The parties to this Agreement recognize, however, that it is conceivable that the Scientific Platforms and/or the Milestones described in this Agreement may have to be altered or adjusted, from time to time, based on the actual results of the scientific research conducted by the Corporation or as new approaches to scientific research evolve. The parties to this Agreement agree that any new approaches and changes in direction of the Corporation's Scientific Platforms, Milestones and related research must be approved by the Board of Directors.


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

          In the event one or more new Milestones or one of the existing Scientific Platforms should be altered or discontinued by the Corporation, the parties further acknowledge that the Board of Directors of the Corporation shall have the power and discretion to vest, substitute or cancel any or all of the options allocated to existing Milestones.

12. Currency. All monetary amounts in this Agreement refer to lawful money of the United States of America.

13. Governing Law. This Agreement and the Option shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida and the federal laws of the Unites States of America applicable therein.

14. Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns.

         IN WITNESS WHEREOF the parties have caused this option agreement to be executed by their respective duly authorized officers.

                                              B. TWELVE, INC.


                                             Per: /s/ Jean-Luc Berger
                                                 ----------------------------
                                                 Jean-Luc Berger, Director


[Illegible]                                  /s/  DR. URI SAGMA
------------------------                     ---------------------------------
Witness:                                            DR. URI SAGMA


BY SIGNING, DR. SAGMAN ACKNOWLEDGES THAT HE UNDERSTANDS THE CONTENTS OF THIS AGREEMENT AND THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL ADVICE AND HAS EITHER DONE SO OR HAS CHOSEN NOT TO OBTAIN SUCH ADVICE.


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